                                                                    EXHIBIT 10.6

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, made and entered into effective as of the 22nd day of December, 1987 by QUEST MEDICAL, INC., a Texas corporation (the "Company"), and ______________ (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Optionee is employed by the Company or one of its subsidiaries in a key position and the Company desires the Optionee to remain in its employ, to encourage the Optionee to own stock of the Company, and to give the Optionee added incentive to advance the interests of the Company and desires to grant the Optionee an option to purchase shares of the Common Stock, $.05 par value (the "Common Stock") of the Company.

         NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Option Agreement (the "Agreement") between the Company and the Optionee:

         1. Subject to the terms and conditions set forth herein, the Company grants to Optionee an option (the "Option") to purchase from the Company, a total of _________ shares of Common Stock at an exercise price of $1.50 per share.

         2. The options shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative, and an option shall not be transferable other than by will or the laws of descent and distribution. In the event that the Optionee shall cease to be in the employ of the Company or any of its subsidiaries for any reason other than death (and shall not thereupon become an employee of the subsidiaries or the Company), the unexercised portion of the option granted to the Optionee shall terminate on the date that is three (3) months from the date of such Optionee's termination of employment; provided, however, that (i) in the event the employment of the Optionee is terminated for dishonesty or other acts detrimental to the interests of the Company or the subsidiaries, or for any breach by Optionee of any employment contract with the Company or one of the subsidiaries, or (ii) if after Optionee's employment is terminated, Optionee commits acts that are determined by the Company to be detrimental to the interests of the Company or the subsidiaries, then the options granted to the Optionee hereunder shall be null and void after such determination is made. In the event the Optionee dies while in the employ of the Company or a subsidiary, any option granted hereunder shall be exercisable within the twelve (12) month period commencing on the date following the date of death or within the time permitted for the exercise of the option set forth below, whichever date first occurs, and then only (i) by the person or persons (hereinafter sometimes referred to as "Successors" to whom the Optionee's rights under the option shall pass by the Optionee's will or the laws of descent and distribution, and (ii) if and to the extent that the Optionee was entitled to exercise the option on the date of his death. Such option, to the extent not exercised within the above period after the date of the Optionee's death, shall, upon the expiration of the period, terminate.

         3. No option granted hereunder shall be exercisable after the expiration of ten (10) years and one (1) day from the date hereof.

         4. Nothing herein or in any option granted hereunder shall require the Company to issue any shares upon exercise of any option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933. as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. At the time of any exercise of an option, the Company may, as a condition precedent to the exercise of such option, require from the Optionee (or in the event of his death, his legal representatives, legatees or distributees), such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by the Optionee (or in the event of his death, his legal representatives, legatees or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state of federal statute or regulation, as then in effect.

         IN WITNESS WHEREOF, this Agreement has been executed by the Optionee and by the Company, effective as of the date first written above.

                                        QUEST MEDICAL, INC.


                                        By: _______________________________
                                            Thomas C. Thompson
                                            President



                                            _______________________________
                                            Optionee




                                      2